Exhibit 10.29

ACKNOWLEDGEMENT AND REINSTATEMENT OF REAL ESTATE LEASE

THIS ACKNOWLEDGEMENT AND REINSTATEMENT OF REAL ESTATE LEASE (this “Reinstatement”) is made and entered into as of the 6th day of November, 2017 and effective as of June 30, 2017 by and between FECI WPB LLC, a Delaware limited liability company (“FECI”), ALL ABOARD FLORIDA- OPERATIONS LLC, a Delaware limited liability company (“AAF”).

RECITALS:

WHEREAS, Florida East Coast Railway, L.L.C. (“FECR”) and AAF entered into that certain Real Estate Lease dated as of June 24, 2015, as amended by that certain Real Estate Lease Amendment No. 1 dated as of October 23, 2015, and further amended by that certain Real Estate Lease Amendment No. 2 dated as of March 30, 2017 (collectively, the “Agreement”) with respect to real property in Palm Beach County, Florida, all as more particularly described in the Agreement as the Leased Premises and

WHEREAS, FECR transferred all or portion of the property to West Palm Beach Yard LLC (“WPBY”) by virtue of that Special Warranty Deed recorded on June 30, 2017, in Official Records Book 29195, Page 885, of the Public Records of Palm Beach County, Florida; and

WHEREAS, WPBY subsequently merged into FECI by virtue of that certain State of Delaware Certificate of Merger of West Palm Beach Yard LLC with and into FECI WPB LLC on June 30, 2017 and filed with the Delaware Secretary of State Division of Corporations under SR 20175041571; and

WHEREAS, FECI and AAF desire to acknowledge that the Lease remains in effect between FECI, as the new landlord, and AAF, as the tenant, and amend the legal description to reflect the property owned by FECI all in accordance with the terms and conditions hereinafter set forth in this Reinstatement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and convenience contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, FECI and AAF hereby agree as follows:

1.          The above recitals are true and correct and are agreed to by FECI and AAF as if such recitals were fully set forth herein.

2.          Unless otherwise defined herein, all capitalized terms used in this Reinstatement shall have the same meanings assigned to the same in the Lease.

3.          Exhibit A to the Lease is replaced with Exhibit A attached hereto.

4.          FECI and AAF agree that the Lease is reinstated as between the parties and is now in full force and effect, that FECI and AAF are in compliance with the Lease provisions, and that AAF has no defenses, claims or offsets against FECI.

5.          AAF also confirms that any rents due under the Agreement shall be due and payable to FECI and AAF shall pay any outstanding rents to FECI within ten (10) business days of the date hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Reinstatement the day and year first above written.

Signed, sealed and delivered in the presence of:		FECI WPB LLC, a Delaware limited liability company

/s/ Brianna Hernandez		By:	/s/ Kolleen Cobb
Print Name:	Brianna Hernandez		Kolleen Cobb
As Its Vice President
/s/ Jessica Perez
Print Name:	Jessica Perez
As to Landlord

ALL ABOARD FLORIDA - OPERATIONS LLC, a Delaware limited liability company

/s/ Brianna Hernandez		By:	/s/ Heather Enderby
Print Name:	Brianna Hernandez		Heather Enderby
As Its Vice President
/s/ Jessica Perez
Print Name:	Jessica Perez
As to Tenant